SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                      Genesis Capital Corporation of Nevada
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                     91-1947658
         -------                                   -----------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                   11701 South Freeway, Burleson, Texas 76028
                   ------------------------------------------
                    (Address of principal executive offices)

                      Fee Agreement with Richard D. Surber
                      ------------------------------------
                            (Full title of the plan)

                                  LaVonne Frost
                        711 South Carson Street, Suite 1
                            Carson City, Nevada 89701
                            -------------------------
            (Name, address, including zip code, of agent for service)

             Telephone number for agent for service: (702) 883-5755
                                 --------------

                   Telephone number for Issuer: (817) 293-9334
                                 --------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be             Amounts         Proposed Maximum          Proposed Maximum            Amount of
Registered                            to be           Offering Price Per        Aggregate Offering          Registration
                                      Registered      Share(1)                  Price                       Fee
===================================== =============== ========================  =========================== ==================
Common Stock, $.001 par value           600,000           $0.115                      $69,000                 $17.25
===================================== =============== ========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of September 10, 2001, a date within five business days prior to the date of filing this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

   Fee Agreement between Richard D. Surber and Genesis Capital Corporation of
                                     Nevada
                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings       Prospectus Heading
-------------------------------------------------     --------------------------
1.       Plan Information                              Section 10(a) Prospectus

2.       Registrant Information and                    Section 10(a) Prospectus
         Fee Agreement Information



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Genesis Capital Corporation of Nevada, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Form 10-KSB, as filed with the Securities and Exchange Commission on January 17, 2001 ;

         2. All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended September 30, 2000;

         3. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on October 26, 1999, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB Registration Statement filed with the Securities and Exchange Commission on October 26, 1999 and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
         The Company's Bylaws, specifically Section 6.09 of Article 6, however, eliminate the personal liability of the officers and directors to shareholders or the corporation for money damages to the extent permitted by Nevada Revised Statutes ("NRS") Section 78.037. NRS Section 78.037 provides that a corporation may limit or eliminate officers' and directors' personal liability for breach of fiduciary duty so long as liability is not eliminated or limited for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or the payment of unlawful distributions.
         Section 6.09 of Article 6 of the Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the fullest extent allowed by the laws of the State of Nevada.
         In actions, proceedings and suits involving an officer or director because of their being or having been an officer or director, other than actions by or in the right of the corporation, NRS Section 78.751 (the "Nevada Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorney fees, judgments, fines and amounts paid in settlement. The Nevada Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification is permissible only if the officer or director meets the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company. In criminal cases, an officer or director meets the standard of conduct if he or she had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstances. Termination of proceedings by judgment, order, settlement, conviction or plea of no contest or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

     In actions by or in the right of the Company, the Company may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, the Company cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.
         In all proceedings, whether by or in the right of the Company or otherwise, the Nevada Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Nevada corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Nevada Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.
         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to NRS Section
78.751 and to Section 6.09 of Article 6 of the Company's Bylaws.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

         The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page 8.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 11, 2001.

                                Genesis Capital Corporation of Nevada

                                By: /s/ Reginald L. Davis
                                   -------------------------------------------
                                   Reginald L. Davis
                                   President/CEO and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reginald L. Davis with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                              Date

 /s/ Reginald L. Davis           President/CEO and Director   September 11, 2001
----------------------
Reginald L. Davis

 /s/ Jerry Conditt               Vice President/Secretary/    September 11, 2001
--------------------------
Jerry Conditt                    Treasurer and Director

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                      Genesis Capital Corporation of Nevada
                             (A Nevada Corporation)

                                INDEX TO EXHIBITS


                                                                   Sequentially
Exhibits  SEC Ref. No.         Description of Exhibit             Numbered Pages
--------  ------------         ----------------------             --------------
A              4        Fee Agreement between Richard D. Surber and           9
                        the Company
B           5, 23(b)    Opinion and Consent of Counsel with respect           14
                        to the legality of the issuance of securities being issued

C            23(a)      Consent of Accountant                                 17

                 AGREEMENT REGARDING COMPENSATION FOR SERVICES

         THIS AGREEMENT ( the "Agreement") is made this 8th day of September 2001, by and between Richard D. Surber ("Surber"), an individual whose office is located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 and Genesis Capital Corporation of Nevada, a Nevada Corporation whose address is 11701 South Freeway, Burleson, TX 76028 (the "Company").

         WHEREAS, Surber has performed valuable services ("services") for and on behalf of the Company, which services were not in connection with the offer or sale of securities in a capital-raising transaction, nor were they for services which directly or indirectly promoted or maintained a market for the Company's securities; nor were they for work in bringing the Company public through merger with a public shell; and

         WHEREAS, the aforesaid services to Company were provided with respect to projects related to ongoing corporate business including filings with the United States Securities and Exchange Commission ("SEC") and other day-to-day corporate activities; and

         WHEREAS, Surber and his agents have also expended time and effort to assist the Company in keeping its SEC filings current; and

         WHEREAS, negotiations have been ongoing between Surber and the Company regarding the payment to Surber of the amounts which he claims are owed to him by the Company; and

         WHEREAS, Surber claims entitlement to compensation in an amount in excess of $50,000; and

         WHEREAS, the Company desires to fairly compensate Surber for his services which were of great value to the Company; and

         WHEREAS, the Company desires to enter into an agreement to compromise and settle the amounts owed to Surber by the Company.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto and other good and valuable consideration, the adequacy and sufficiency of which is hereby admitted, the parties hereto agree as follows:

1.       Fees

         The Company agrees that it has not paid Surber for his time expended and for work performed on behalf of the Company. Therefore the Company has agreed to pay for the services performed by Surber pursuant to the terms of this agreement, which payment is based upon the reasonable value of Surber's services as determined by negotiation and agreement between the parties. The parties specifically represent that the services rendered by Surber, for which payment is being made under this Agreement, were not rendered in connection with the offer or sale of securities in a capital-raising transaction or to directly or indirectly promote or maintain a market for the Company's securities.

         Surber's rate is normally Three Hundred Dollars ($300) per hour. However, Company and Surber have agreed on a fixed flat fee to be paid by the Company as a compromise of Surber's claims for all work performed by Surber through September 17, 2001.

         The flat fee to be paid by the Company to Surber for his past services shall be a six hundred thousand (600,000) shares of the Company's $0.001 par value common stock, which shares shall be registered under an S-8 Registration Statement to be filed by the Company, and which shares shall be free trading shares.

2.       Payment

         Company agrees that in lieu of a cash payment, the Company will issue to Surber 600,000 free-trading shares of the Company's common stock, registered under an S-8 Registration Statement and that the said shares shall be issued and delivered to Surber immediately upon the closing of the Stock Purchase Agreement between the Company, Richard Alstrom, Hudson Consulting Group, Inc, and Global Universal, Inc. of Delaware, which is scheduled to close on September 17, 2001.

         The Company agrees that any shares issued to Surber pursuant to this Agreement will be registered with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement, and it shall cause such registration statement to remain effective at all time while Surber holds such shares.

3.       Conflicts

         The parties acknowledge that certain conflicts of interest may arise from Surber accepting an equity position in the Company for services. In order for Surber to accept securities as compensation, the Company, after an opportunity to consult with independent counsel, must agree to waive any conflicts incident to issuance of shares as payment of fees.

         Specifically the Company is aware that Surber's duties to the Company are governed by specific rules regarding the representation of clients which are set forth in the Rules of Professional Conduct of the State Bar of California.

         Because of possible conflicts of interest, Surber has suggested that the Company carefully consider the implications of compensation in the form of common stock of the Company, and has recommended that the Company seek the advice of independent counsel regarding the existence of actual or potential conflicts of interest which may presently exist or which may arise as a result of Surber accepting compensation in the form of Company shares.

         The Company understands that there may exist present and conflicting interests in the payment of fees through issuance of the Company's shares. The Company understands that it has the right to seek independent counsel before signing this Agreement or at any future time. The Company nevertheless desires to pay the monies owed to Surber by the issuance of common stock to Surber to the extent described herein, and, therefore, consents and gives approval to such payment.

         The Company has fully considered the possible conflicts and specifically consents to Surber accepting common stock as compensation, and acknowledges that (i) the Company has been advised of rules 3-310(A), (B), (C), and (E) of the Rules of Professional Conduct of the State Bar of California. and of the conflicts associated with the proposed acceptance of shares for fees, and (ii) nevertheless, the Company wishes to compensate Surber with common stock.

4.       Miscellaneous.

         This Agreement has been entered into in and shall be governed by and construed in accordance with the laws of the State of Utah, and sets forth the entire agreement between the parties for the resolution of claims relating to services performed by Surber for the Company through September 17, 2001. All prior agreements or understandings of the parties have been and are merged herein. This Agreement can be amended or modified only in writing. Each party signing below is jointly and severally responsible for all obligations due to Surber and represents that each has full authority to execute this Agreement so that it is binding. This Agreement may be signed in one or more counterparts and binds each party signing it whether or not any other proposed signatory ever executes it. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability shall not affect other provisions or applications, and to this end the provisions of this Agreement are declared to be severable. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

5.       Enforcement of Agreement

         The parties agree that any suit to enforce the provisions of this Agreement shall be brought in the Third Judicial District Court of Salt Lake County, State of Utah, and the parties consent to personal jurisdiction in said court and agree that venue for any suit to enforce the provisions of this Agreement shall be in Salt Lake County, State of Utah. The prevailing party in any such suit shall be entitled to recover all costs of suit, including attorney's fees and expert witness fees.

6.       Counterparts

         The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and date first above written.

                                         Genesis Capital, Inc.



Dated this 12th day of September, 2001   By: /s/ Reginald Davis
                                            -------------------
                                          Reginald Davis, President






Dated this 10th day of September, 2001       /s/ Richard D. Surber
                                          --------------------------------
                                          Richard D. Surber

                                 GERALD EINHORN
                               ATTORNEY- AT- LAW*
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone - (801) 575-8073 Ext. 158
                           Facsimile - (801) 575-8092

                                                      *Admitted only in New York



September 12, 2001


Board of Directors
Genesis Capital Corporation of Nevada
11701 South Freeway
Burleson, TX 76028

Re: Form S-8 Registration Statement

Gentlemen:

         I have acted as a special counsel for Genesis Capital Corporation of Nevada, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a registration statement on Form S-8 (the "Registration Statement"). The Company is registering a Benefit Plan entitled "Agreement Regarding Compensation For Services" (the "Benefit Plan") pursuant to which the Company has authorized the issuance of 600,000 shares of the Company's common stock, par value $.001. In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

         This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

         In connection with the preparation of this Opinion, I have examined the following:

          1.   The Company's Articles of Incorporation and Bylaws;

          2.   The Registration Statement herein referenced;

          3. The authorization and approval by the Company's Board of Directors of the Company's Agreement Regarding Compensation For Services concerning the Shares and Registration Statement;

          4. The Company's Section 10(a) Prospectus for the Registration Statement;

          5. The Company's Form 10-SB as filed with the Securities and Exchange Commission on October 26, 1999;

          6. Such other documents as I have deemed necessary for the purposes of this Opinion.

         Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that 600,000 shares of the Company's common stock to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

         This opinion is based upon and subject to the qualifications and limitations specified below:

         (A) Certain of the remedial provisions of the Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

         (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

         (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

         (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

         (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

         (F) I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstance and transactions that are the subject of this opinion.

         (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,


/s/ Gerald Einhorn
---------------------------
Gerald Einhorn

                               Clyde Bailey, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         10924 Vance Jackson, Suite 404
                              San Antonio, TX 78230



April 13, 2000

Board of Directors
Genesis Capital Corporation of Nevada
11701 South Freeway
Burleson, TX 76028


Gentlemen:

         I hereby consent to the use, of my report dated January 12, 2001, in the Form S-8 , on the financial statements of Genesis Capital Corporation of Nevada, dated September 30, 2000, included herein and to the reference made to me.


                                 /s/ Clyde Bailey
                               --------------------------